UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 19, 2025

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)

(206) 481-7200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

Notes Offering

On February 19, 2025, Expedia Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), and the subsidiaries of the Company party thereto (the “Subsidiary Guarantors”), pursuant to which the Underwriters agreed to purchase from the Company $1 billion aggregate principal amount of 5.400% Senior Notes due 2035 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions. The Notes were offered pursuant to the Company’s Registration Statement on Form S-3ASR, File No. 333-285042, dated February 19, 2025 (the “Registration Statement”). On February 21, 2025, the Company completed the sale of the Notes.

The net proceeds from the sale of the Notes, after underwriting discounts and commissions and estimated offering expenses, were approximately $985 million. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including, without limitation, (i) repayment, prepayment, redemption or repurchase of outstanding debt, (ii) dividends and stock repurchases and (iii) funding for working capital, capital expenditures, and acquisitions.

The Notes were issued under an indenture dated as of February 21, 2025 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of February 21, 2025 (the “First Supplemental Indenture”, and the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee. The Notes are unconditionally guaranteed by the Subsidiary Guarantors, which include each domestic subsidiary of the Company that is a borrower under or guarantees the obligations under the Company’s existing credit agreement. The Notes are the Company’s senior unsecured, unsubordinated obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations. So long as the guarantees are in effect, each subsidiary guarantor’s guarantee will be the senior unsecured, unsubordinated obligation of such subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future unsecured and unsubordinated obligations. The Notes pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2025, at a rate of 5.400% per year and will mature on February 15, 2035.

The Company may redeem some or all of the Notes at any time prior to November 15, 2034, by paying a “make-whole” premium plus accrued and unpaid interest, if any. The Company may redeem some or all of the Notes on or after November 15, 2034 at par plus accrued and unpaid interest, if any.

The Company is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain change of control triggering events, subject to certain qualifications and exceptions. The Indenture contains certain customary covenants (including covenants limiting the Company’s and the Company’s subsidiaries’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all assets to, another person) and events of default (subject in certain cases to customary exceptions, as well as grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.

The material terms of the offer and sale of the Notes are described in the Company’s final prospectus supplement, dated February 19, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2025, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, which supplements the Company’s prospectus, as filed with the SEC on February 19, 2025, and contained in the Registration Statement.

The foregoing descriptions of the Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the Base Indenture and the First Supplemental Indenture, which are included as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

On February 21, 2025, the Company issued a press release announcing the closing of the offering of the Notes. The Company’s press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of February 21, 2025, by and among Expedia Group, Inc., the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee.*
4.2	First Supplemental Indenture, dated as of February 21, 2025, by and among Expedia Group, Inc., the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee.*
4.3	Form of Note (included as Exhibit A to the First Supplemental Indenture in Exhibit 4.2 hereto).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated February 21, 2025, with respect to the Notes.*
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP, dated February 21, 2025, with respect to the Notes.*
5.3	Opinion of Morris, Nichols, Arsht & Tunnell LLP, dated February 21, 2025, with respect to the Notes.*
5.4	Opinion of Perkins Coie LLP, dated February 21, 2025, with respect to the Notes.*
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto).
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2 hereto).
23.3	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.3 hereto).
23.4	Consent of Perkins Coie LLP (included in Exhibit 5.4 hereto).
99.1	Press Release, dated February 21, 2025.*

*	Filed herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary

Dated: February 21, 2025